Exhibit 2.6

SECOND SUPPLEMENTAL INDENTURE
Dated as of February 8, 2024
Among
AZUL SECURED FINANCE LLP
as Issuer
AZUL S.A.
as Parent Guarantor
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
INTELAZUL S.A.
ATS VIAGENS E TURISMO LTDA.
AZUL IP CAYMAN HOLDCO LTD.
AZUL IP CAYMAN LTD.
as Guarantors
UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
and
TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent
11.930% SENIOR SECURED FIRST OUT NOTES DUE 2028

TABLE OF CONTENTS

SUPPLEMENTAL INDENTURE dated as of February 8, 2024 (this “Second Supplemental Indenture”), to the indenture dated as of July 20, 2023 (the “Existing Notes Indenture”), and the supplemental indenture dated as of October 31, 2023 (the “First Supplemental Indenture” and, together with the Existing Notes Indenture and the First Supplemental Indenture, the “Indenture”), by and between Azul Secured Finance LLP, a limited liability partnership formed under the laws of the State of Delaware (the “Issuer”), Azul S.A., a Brazilian corporation (sociedade por ações) (“Azul”), as the parent guarantor (the “Parent Guarantor”), Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“Azul Linhas”), IntelAzul S.A., a Brazilian corporation (sociedade por ações) (“IntelAzul”), ATS Viagens e Turismo Ltda. a Brazilian limited liability company (sociedade limitada) (“Azul Viagens”), Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400853 (“IP HoldCo”), Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400854 (“IP Co”, together with IP HoldCo, the “IP Parties” and the IP Parties together with the Parent Guarantor, Azul Linhas, IntelAzul and Azul Viagens, the “Guarantors”), UMB Bank, N.A., a national banking association, as Trustee (the “Trustee”) and U.S. Collateral Agent (“U.S. Collateral Agent”), Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent (the “Brazilian Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined in the Existing Notes Indenture):
WHEREAS, the Issuer, the Guarantors, the Collateral Agents and the Trustee have duly authorized the execution and delivery of (i) (a) the Existing Notes Indenture to provide for the issuance of US$800,000,000 aggregate principal amount of 11.930% Senior Secured First Out Notes due 2028, and (b) the First Supplemental Indenture to provide for the issuance of US$36,778,000 aggregate principal amount of 11.930% Senior Secured First Out Notes due 2028 ((i)(a) and (i)(b) collectively, the “Existing Notes”), and (ii) any additional Notes (other than the Existing Notes) under the Existing Notes Indenture in accordance with Section 2.03 and Section 4.10 thereof (the “Additional Notes”) that may be issued after the date of original issuance of the Existing Notes in compliance with the Existing Notes Indenture;

WHEREAS, pursuant to Section 2.03(d) of the Existing Notes Indenture, subject to Sections 4.10 and 4.13 of the Existing Notes Indenture, Additional Notes ranking pari passu with the Existing Notes (i) may be created and issued from time to time by the Issuer without notice to or consent of the Holders, (ii) shall be consolidated with and form a single class with the Existing Notes, (iii) shall have identical terms and conditions as the Existing Notes (other than the issue price, issuance date, first Notes Interest Payment Date (as defined in the Existing Notes Indenture), the date from which interest will accrue and, to the extent necessary, certain temporary securities law transfer restrictions), and (iv) shall be secured on a pari passu basis (as to the Existing Notes) by the Shared Collateral (as defined in the Existing Notes Indenture); provided that if such Additional Notes are not fungible with the Existing Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP and/or other securities numbers;
WHEREAS, the Issuer and Guarantors desire and have requested the Trustee and Collateral Agents to join in the execution and delivery of this Second Supplemental Indenture in order to establish and provide for the issuance by the Issuer of US$148,700,000 in aggregate principal amount of 11.930% Senior Secured First Out Notes due 2028 as Additional Notes under the Existing Notes Indenture (the “New Notes” and, together with the Existing Notes, the “Notes”);
WHEREAS, on the date of this Second Supplemental Indenture, the Issuer has delivered to the Trustee and the Collateral Agents an Officer’s Certificate (as defined in the Existing Notes Indenture) certifying, among other things, that (i) the Issuer has determined that the New Notes are fungible with the Existing Notes for U.S. federal income tax purposes, and therefore, the New Notes will have the same CUSIP and other securities numbers as the Existing Notes, (ii) the LTV Ratio (as defined in the Existing Notes Indenture) is less than 62.5%, (iii) the New Notes constitute Permitted First Priority Secured Debt (as defined in the Existing Notes Indenture), (iv) the execution of this Second Supplemental Indenture by the parties hereto without notice to or consent of the Holders is permitted by Section 9.01(a)(i) of the Existing Notes Indenture, and (v) this Second Supplemental Indenture is the legal, valid and binding obligation of the Issuer and any Guarantors party hereto and is enforceable against them in accordance with its terms, and complies with the provisions of the Existing Notes Indenture;
WHEREAS, on the date of this Second Supplemental Indenture, the Issuer has delivered to the Trustee and the Collateral Agents (i) an Opinion of Counsel (as defined in the Existing Notes Indenture) stating that the execution of this Second Supplemental Indenture is permitted by the Existing Notes Indenture and that this Supplement Indenture complies with the provisions of the Existing Notes Indenture, and (ii) Opinions of Counsel stating that this Second Supplemental Indenture is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms;

WHEREAS, the conditions set forth in the Existing Notes Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and
WHEREAS, each of the parties hereto have duly authorized the execution and delivery of this Second Supplemental Indenture, and all things necessary to make this Second Supplemental Indenture a valid and binding agreement of the Issuers and Guarantors, enforceable in accordance with its terms, have been duly performed and complied with.
NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Collateral Agents agree for the benefit of each other and for the equal and ratable benefit of the Holders that the Existing Notes Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE
CERTAIN DEFINITIONS
Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Existing Notes Indenture. To the extent terms defined herein differ from the Existing Notes Indenture the terms defined herein shall govern.
ARTICLE TWO
ISSUANCE OF NEW NOTES
Section 2.01 Terms of the New Notes.
Pursuant to this Second Supplemental Indenture, as of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, New Notes. The terms of the New Notes shall be as follows:
(i)The aggregate principal amount of the New Notes to be authenticated and delivered under the Existing Notes Indenture, under the First Supplemental Indenture and pursuant to this Second Supplemental Indenture on the date hereof is US$985,478,000.
(ii)The New Notes, which will constitute Additional Notes under the Existing Notes Indenture, will be fungible with the Existing Notes (including for U.S. federal income tax purposes), issued as part of the same class as the Existing Notes previously issued under the Existing Notes Indenture and the First Supplemental Indenture, and constitute “Notes” for all purposes under the Indenture. The New Notes and the Existing Notes shall be a single series for all purposes under the Indenture, including, without limitation, in respect of waivers, amendments, redemptions and offers to purchase in respect with the Notes.
(iii)The New Notes will rank pari passu with the Existing Notes and will have identical terms and conditions as the Existing Notes, other than the issue price and the issue date and the New Notes will accrue interest from and including the date of the issuance of the Existing Notes.
(iv)The New Notes will be issued on the date of this Second Supplemental Indenture. The New Notes shall be substantially in the form of Exhibit A hereto.

(v)The New Notes will bear the same the CUSIP and ISIN numbers as the Initial Notes, as follows: (1) CUSIP number of 05501W AC6 and ISIN number of US05501WAC64 for Rule 144A New Notes; and (2) CUSIP number of U0551Y AC9 and ISIN number of USU0551YAC94 for Regulation S New Notes (except that Regulation S New Notes shall have temporary CUSIP number U0551Y AD7 and temporary ISIN USU0551YAD77 for the 40-day distribution compliance period).
Section 2.02 Confirmation of Note Guarantees and Reaffirmation of the Shared Collateral.
(i)The Issuer and each Guarantor hereby confirms that: (1) the Obligations of the Issuer and Guarantors under the Existing Notes Indenture and the First Supplemental Indenture (including, without limitation, the Note Guarantees), as modified or supplemented hereby by this Second Supplemental Indenture, shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, (2) the New Notes will be secured on a pari passu basis (as to the Existing Notes) by the Shared Collateral and shall have the benefit of the Note Guarantees.
(ii)The Issuer and the Trustee acknowledge and agree that the New Notes shall constitute “Notes” for all purposes under the Collateral Documents, and as such the Holders of the New Notes shall be entitled to all the rights and benefits under and shall be subject to the provisions of the Collateral Documents, being the New Notes being secured by the Shared Collateral (subject to Permitted Collateral Liens) and having the right to receive payments from such Shared Collateral, including the proceeds of any enforcement of Shared Collateral, or any guarantees of any Series of Secured Debt, on a “first out” basis prior to payment on the Second Out Notes, subject to the provisions of the Intercreditor Agreement.
ARTICLE THREE
MISCELLANEOUS
Section 3.01 Governing Laws; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NEW NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENTS AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NEW NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.02 No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret any other indenture (other than the Existing Notes Indenture), loan or debt agreement of the Issuer or Guarantors or of any other Person. Any such indenture (other than the Existing Notes Indenture), loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 3.03 Successors.
All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the New Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.
Section 3.04 Severability.
In case any provision in this Supplemental Indenture or in the New Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Agents shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 3.06 Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 3.07 Confirmation of Indenture.
The Existing Notes Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Existing Notes Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.
Section 3.08 Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.

Section 3.09 Waiver of Immunity.
With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 3.10 Limited Recourse; Non-Petition.
The provisions of Section 13.08 of the Existing Notes Indenture are incorporated herein mutatis mutandis.
Section 3.11    Jurisdiction.
The provisions of Section 12.16 of the Existing Notes Indenture are incorporated herein mutatis mutandis.
[Signature pages follow]

EXECUTED AS A DEED ON BEHALF OF:
AZUL SECURED FINANCE LLP By: Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President

AZUL S.A.

By:	/s/ JOHN PETER RODGERSON
Name: John Peter Rofgerson
Title: Chief Executive Officer

AZUL LINHAS AÉREAS BRASILEIRAS S.A.

By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President

INTERAZUL S.A.

By:	/s/ JOHN PETER RODGERSON
Name: John Peter Rofgerson
Title: Chief Executive Officer

ATS VIAGENS E TURISMO LTDA

By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President

[Signature Page to Supplemental Indenture]

AZUL IP CAYMAN HOLDCO LTD.

By:	/s/ ALEXANDRE WAGNER MALFITANI
Name: Alexandre Wagner Malfitani
Title: Director

AZUL IP CAYMAN LTD.

By:	/s/ ALEXANDRE WAGNER MALFITANI
Name: Alexandre Wagner Malfitani
Title: Director

Witnessed by:
By:	/s/ THAIS VIEIRA HABERLI
Name: Thais Vieira Haberli

Witnessed by:
By:	/s/ ALESSANDRA LEONARDI DE AZEVEDO SOUZA
Name: Alessandra Leonardi de Azevedo Souza
[Signature Page to Supplemental Indenture]

UMB BANK, N.A. as Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent

By:	/s/ ISRAEL LUGO
Name: Israel Lugo
Title: Vice President
[Signature Page to Supplemental Indenture]

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA., as Brazilian Collateral Agent

By:	/s/ DIOGO MALHEIROS	/s/ LEONE AZEVEDO
	Name: Diogo Malheiros	Leone Azevedo
	Title: Attourney in fact	Attourney in fact
[Signature Page to Supplemental Indenture]

EXHIBIT A
FORM OF 11.930% SENIOR SECURED FIRST OUT NOTES DUE 2028
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Temporary CUSIP:	[ ]	(through	[ ]	2024)]
[Temporary ISIN:	[ ]	(through	[ ]	2024)]
CUSIP:	[ ]	[(after	[ ]	2024)]
ISIN:	[ ]	[(after	[ ]	2024)]
Common Code: [ ][1]
[[RULE 144A][REGULATIONS] GLOBAL NOTE
representing up to
US$    ]
11.930% Senior Secured First Out Notes due 2028
No. ___    [US$    ]
AZUL SECURED FINANCE LLP
promises to pay to CEDE & CO. or registered assigns, the principal sum of US$ [_____] ( United States Dollars) (as revised by the Schedule of Increases or Decreases in the Global Note attached hereto) on August 28, 2028.
Payment Dates: February 28, May 28, August 28 and November 28 of each year commencing on [▪], 2024, or if such day is not a Business Day, the next succeeding Business Day
Record Dates: Each Business Day immediately preceding each Payment Date

1    Rule 144A Notes CUSIP: 05501W AC6
Rule 144A Notes ISIN: US05501WAC64
Rule 144A Notes Common Code: 265657605
Regulation S Notes CUSIP: U0551Y AC9 (Temporary CUSIP for the 40-day distribution compliance period: U0551Y AD7)
Regulation S Notes ISIN: USU0551YAC94 (Temporary ISIN for the 40-day distribution compliance period: USU0551YAD77)
Regulation S Notes Common Code: 265657117 (Temporary Common Code for the 40-day distribution compliance period: 276677004)

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated:

AZUL SECURED FINANCE LLP By: Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:
Name:
Title:
[Signature Page to Supplemental Indenture]

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:
UMB BANK, NATIONAL ASSOCIATION, Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent

By:
Authorized Signatory
[Signature Page to Supplemental Indenture]

[Back of Note]
11.930% Senior Secured First Out Notes due 2028
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.INTEREST AND PRINCIPAL. The Issuer promises to pay the outstanding principal amount on the Notes in full on August 28, 2028. The Notes will bear interest at a rate of 11.930% per annum on the outstanding principal amount thereof, provided that if the LTV Ratio (as defined in the Indenture) exceeds 62.50%, the interest rate on the Notes for each subsequent interest period will increase by 2.000% until such time as the LTV Ratio does not exceed 62.5%, pursuant to the terms of the Indenture. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve 30-day months. Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.METHOD OF PAYMENT. The Issuer will pay interest, additional amounts, if any, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.14 of the Existing Notes Indenture with respect to defaulted interest. Payment of interest and additional amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to interest, additional amounts, if any, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.PAYING AGENT AND REGISTRAR. Initially, UMB Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer may act in any such capacity.

4.INDENTURE. The Issuer issued the Notes under an Indenture, dated as of July 20, 2023 (the “Existing Notes Indenture”), as supplemented by the first supplemental indenture dated October 31, 2023 (the “First Supplemental Indenture”), and the second supplemental indenture, dated as of [▪], 2024 (the “Second Supplemental Indenture” and, together with the Existing Notes Indenture and the First Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors, UMB Bank, National Association, as Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian Collateral Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 11.930% Senior Secured First Out Notes due 2028. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.03 and Section 4.10 of the Existing Notes Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuer and may be the subject of a Mandatory Prepayment Event, a Parent Change of Control Offer, a Mandatory Repurchase Offer or an Excess Cash Flow Offer to Purchase, as further provided in the Indenture. Except as provided in the Indenture, the Issuer shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, a Parent Change of Control Offer, a Mandatory Repurchase Offer, an Excess Cash Flow Offer to Purchase or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.02 of the Existing Notes Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.LIMITED RECOURSE AND NON-PETITION. The provisions of Section 13.08 of the Existing Notes Indenture are incorporated herein mutatis mutandis.
12.GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
13.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
If to the Issuer and/or any Guarantor:
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP, 06460-040, Brazil
Fax: +55 11 4134-9890
Attention: Raphael Linares Felippe
Email: raphael.linares@voeazul.com.br
in respect of IP Co and IP HoldCo, with a copy (which shall not constitute notice) to:
c/o the offices of Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands
Attention: The Directors
Email: cayman@maples.com

and
c/o the offices of Walkers Fiduciary Limited
190 Elgin Avenue
George Town
Grand Cayman KY1-9008
Cayman Islands
Attention: The Directors
Email: fiduciary@walkersglobal.com
If to the Trustee or the U.S. Collateral Agent:
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust & Escrow Services
Email: Israel.Lugo@umb.com
If to the Brazilian Collateral Agent:
TMF Brasil Administração e Gestão de Ativos Ltda.
Avenida Marcos Penteado de Ulhoa Rodrigues, 939
Tower I, 10th floor, room 3, Jacarandá Building 05422-001 Brazil
Telephone: +55 11 3411-0602
Email: leone.azevedo@tmf-group.com; lesli.gonzalez@tmf-group.com; Wagner.Castilho@tmf-group.com; diogo.malheiros@tmf-group.com; CTS.Brazil@tmf-group.com Attention: Leone Azevedo; Lesli Gonzalez; Wagner Castilho; Diogo Malheiros; Corporate Trust Services
The Issuer, any Guarantor, the Trustee or the Collateral Agents, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuer, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ___________________________________________
(Insert assignee’s legal name)
_____________________________________________________________________________________(Insert assignee’s soc. sec. or tax I.D. no.)
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint _________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:*
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.09, Section 3.13 or Section 4.35 of the Existing Notes Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 3.13    [ ] Section 4.35
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.09, Section 3.13 or Section 4.35 of the Existing Notes Indenture, state the amount you elect to have purchased:
US$
Date:
Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ______________________
Signature Guarantee:*
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is US$ __________
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, or cancellations of principal amount of Notes represented hereby, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian